UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

BOXSCORE BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-165972	22-3956444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3275 S. Jones Blvd., Suite 104
Las Vegas, Nevada	89146
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800)998-7962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

BoxScore Brands, Inc. (the “Company”)

November 10, 2021

Item 1.01. Material Definitive Agreement

On November 5, 2021, the company acquired the rights to 102 Federal Mining Claims located in San Juan County, Utah for the purchase price of $100,000.00. The acquisition decision was driven by historical mineral data from seven (7) existing wells with brine aquifer access, supporting what we believe to be a commercially viable project. The historical data show a substantial concentration of Lithium Brine in the targeted area.

Item 3.02. Unregistered Sales of Equity Securities.

On November 2, 2021, the Company issued three (3) convertible notes - $150,000, $100,000 and $66,500 - to fund an asset acquisition, continue funding operations and reconciling a debt. The note bears interest at the rate of 9.5% per annum and is due and payable in two years. The note is convertible into shares of the Company’s common stock at $0.03 per share and is redeemable at the principal amount plus accrued unpaid interest after one year, at the Company’s option. The note also contains a 4.99% limitation on the investor’s beneficial ownership of the Company’s outstanding common stock upon conversion.

Item 9.01.  Financial Statements and Exhibits.

(a) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

10.1	Purchase and Sales Agreement
10.2	Convertible Note dated November 2, 2021 - $150,000
10.3	Convertible Note dated November 2, 2021 - $100,000
10.4	Convertible Note dated November 2, 2021 - $66,500
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXSCORE BRANDS, INC.

Date: November 10, 2021	By:	/s/ Andrew Boutsikakis
Andrew Boutsikakis
President and Chief Executive Officer

2